EXHIBIT 12
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
                                            WEINGARTEN REALTY INVESTORS
                            COMPUTATION OF RATIOS OF EARNINGS AND FUNDS FROM OPERATIONS
                                 TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                              (AMOUNTS IN THOUSANDS)


                                                              Three Months Ended       Six Months Ended
                                                                   June 30,                 June 30,
                                                             --------------------    --------------------
                                                               1999       1998        1999        1998
                                                             ---------  ---------    ---------  ---------
Net income available to common shareholders . . . . . . . .  $  14,174  $  13,682    $  27,698  $ 26,011

Add:
Portion of rents representative of the interest factor. . .        363        199          692       402
Interest on indebtedness. . . . . . . . . . . . . . . . . .      7,491      8,086       15,524    16,419
Preferred dividends . . . . . . . . . . . . . . . . . . . .      5,010      1,395        9,573     1,969
Amortization of debt cost . . . . . . . . . . . . . . . . .         80         92          174       192
                                                             ---------  ---------    ---------  ---------
    Net income as adjusted. . . . . . . . . . . . . . . . .  $  27,118  $  23,454    $  53,661  $ 44,993
                                                             =========  =========    =========  =========

Fixed charges:
Interest on indebtedness. . . . . . . . . . . . . . . . . .  $   7,491  $   8,086    $  15,524  $ 16,419
Capitalized interest. . . . . . . . . . . . . . . . . . . .        808        377        1,255       649
Preferred dividends . . . . . . . . . . . . . . . . . . . .      5,010      1,395        9,573     1,969
Amortization of debt cost . . . . . . . . . . . . . . . . .         80         92          174       192
Portion of rents representative of the interest factor. . .        363        199          692       402
                                                             ---------  ---------    ---------  ---------
    Fixed charges . . . . . . . . . . . . . . . . . . . . .  $  13,752  $  10,149    $  27,218  $ 19,631
                                                             =========  =========    =========  =========

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDENDS . . . . . . . . . . . . . .       1.97       2.31         1.97      2.29
                                                             =========  =========    =========  =========


Net income available to common shareholders . . . . . . . .  $  14,174  $  13,682    $  27,698  $ 26,011
Depreciation and amortization . . . . . . . . . . . . . . .     11,447     10,127       22,990    20,114
(Gain) loss on sales of property and securities . . . . . .         55         13           55       (70)
Extraordinary charge (early retirement of debt) . . . . . .                                149     1,392
                                                             ---------  ---------    ---------  ---------
    Funds from operations . . . . . . . . . . . . . . . . .     25,676     23,822       50,892    47,447
Add:
Portion of rents representative of the interest factor. . .        363        199          692       402
Preferred dividends . . . . . . . . . . . . . . . . . . . .      5,010      1,395        9,573     1,969
Interest on indebtedness. . . . . . . . . . . . . . . . . .      7,491      8,086       15,524    16,419
Amortization of debt cost . . . . . . . . . . . . . . . . .         80         92          174       192
                                                             ---------  ---------    ---------  ---------
    Funds from operations as adjusted . . . . . . . . . . .  $  38,620  $  33,594    $  76,855  $ 66,429
                                                             =========  =========    =========  =========

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS . . . . . . . . . . .       2.81       3.31         2.82      3.38
                                                             =========  =========    =========  =========
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